FHLBANK TOPEKA ANNOUNCES 2010 EARNINGS

February 22, 2011 – FHLBank Topeka (FHLBank) announces its operating results for 2010. FHLBank is reporting $33.5 million in net income for the year ending December 31, 2010, compared to $236.7 million for the year ending December 31, 2009. FHLBank expects to file its Form 10-K for the year ending December 31, 2010, with the Securities and Exchange Commission (SEC) on March 25, 2011.

President’s Comments

“We are pleased to report that FHLBank has had another solid year,” said Andrew J. Jetter, president and CEO of FHLBank Topeka. “Our core income remains strong, our balance sheet is solid, and, although advance balances have declined, we increased our net interest margin in 2010 by 13%. We are, however, reporting lower GAAP net income this year due to the accounting treatment applicable to interest rate caps we purchase to protect us against the risk of higher interest rates. The mark-to-market on the caps required under GAAP accounting creates some volatility in our GAAP earnings from period to period that is not reflective of our non-GAAP core income. We believe it is important to minimize our core income exposure to changes in interest rates even if that creates increased accounting income volatility. We will continue to use core income as a key measure in assessing our financial performance and in determining dividend levels.”

Net Income

Net income for fiscal year 2010 computed in accordance with U.S. generally accepted accounting principles (GAAP) was $33.5 million versus $236.7 million for 2009. In 2010, market values declined on derivatives and hedging activities (primarily from interest rate caps used to hedge against rising rates) while market values increased on trading securities. The resulting net market value loss in 2010 was $(160.2) million compared to a net market value gain of $99.1 million in 2009. The net 2010 market value loss, however, was partially offset by lower Affordable Housing Program (AHP) and Resolution Funding Corporation (REFCorp) assessments in 2010 due to the decrease in year-to-date GAAP income. Although total assets declined 9.2% from the end of 2009, net interest income only declined 3.5%. As this year has shown, FHLBank is uniquely structured to be able to contract and expand in accordance with member liquidity needs.

GAAP Income versus Core Income and Core Return on Equity

As part of evaluating its financial performance, FHLBank adjusts net income reported in accordance with GAAP for the impact of: (1) AHP and REFCorp assessments (assessments for AHP and REFCorp are equivalent to an effective minimum income tax rate of 26.5%); (2) items related to derivatives and hedging activities; and (3) other items excluded because they are not considered a part of our routine operations or core business, such as prepayment fees, gain/loss on retirement of debt and gain/loss on securities. The result is referred to as core income, which is a non-GAAP measure of income. Core income is used to compute a core return on equity (ROE) that is then compared to the average overnight Federal funds effective rate, with the difference referred to as core ROE spread. Because FHLBank is basically a “hold-to-maturity” investor, management believes that core income, core ROE and core ROE spread are helpful in understanding its operating results and provide a meaningful period-to-period comparison in contrast to GAAP income, and ROE based on GAAP income, which can vary significantly from period to period because of derivatives and hedging activities and other items that may be unpredictable.

Derivative accounting affects the timing of income or expense from derivatives and their related assets and liabilities hedged, but not the economic income or expense from these derivatives. For example, interest rate caps are purchased with an upfront fixed cost to provide protection against the risk of rising interest rates. Under derivative accounting guidance, these instruments are then marked to market each month, which can result in having to recognize significant gains and losses from year to year, producing volatility in FHLBank’s GAAP income. However, the sum of such gains and losses over the term of a derivative will still equal its original purchase price if held to maturity. Although the value of the caps declined during 2010, the value of the interest rate caps will ultimately equal zero at maturity. Because of the monthly mark-to-market on the caps, FHLBank’s GAAP income will continue to be subject to volatility as both gains and losses on the caps are likely to be recorded in future periods.

	Years Ending
	December 31,
	(Amounts in thousands)
	2010	2009
Net Income, as reported under GAAP	$33,548	$236,671
AHP/REFCorp Assessments	12,153	85,521

Income before AHP/REFCorp Assessments	45,701	322,192
Hedging-related and Other Excluded Items[1]	145,674	(111,408)

Non-GAAP Core Income Before Assessments[2]	$191,375	$210,784

[1]	The 2010 and 2009 amounts include “Prepayment fees on terminated advances,” “Net gain (loss) on trading securities” and “Net gain (loss) on derivatives and hedging activities” directly from FHLBank’s December 31, 2010, Statements of Income.

[2]	Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, the FHLBank has procedures in place to calculate these measures using the appropriate GAAP components. Although these non-GAAP measures are frequently used by the FHLBank’s stakeholders in the evaluation of our performance, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

FHLBank uses core ROE compared to the average Federal funds rate as a key measure of effective use and management of members’ capital.

	Years ending
	December 31,
	(Amounts in thousands)
	2010	2009
Average GAAP Capital for the period	$1,873,427	$2,105,594
ROE, based upon GAAP Income Before Assessments	2.44%	15.30%
Core ROE, based upon Core Income Before Assessments[1]	10.22%	10.01%
Average Overnight Federal Funds Effective Rate (FF rate)	0.18%	0.16%
Core ROE as a Spread to average FF rate[1]	10.04%	9.85%

[1]	Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, FHLBank has procedures in place to calculate these measures using the appropriate GAAP components. Although these non-GAAP measures are frequently used by FHLBank’s stakeholders in the evaluation of our performance, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

Attached are highlights from the Statements of Condition and Statements of Income for the years ending December 31, 2010 and 2009. The 2010 Form 10-K will be available on the SEC Web site (www.sec.gov), as well as FHLBank’s Web site (www.fhlbtopeka.com), as soon as FHLBank files the Form 10-K with the SEC in late March 2011.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “believes,” “will” or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: political events, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors; regulatory actions and determinations, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in demand for advances or consolidated obligations of FHLBank and/or of the FHLBank System; effects of derivative accounting treatment, OTTI accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments; volatility of market prices, rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures, mergers or changes in principal place of business; soundness of other financial institutions, including FHLBank’s members, nonmember borrowers and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank’s members or nonmember borrowers or collateral pledged by derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including the availability of other sources of funding for members; the willingness of members to do business with FHLBank; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and adverse developments or events affecting or involving other FHLBanks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	December 31,
	2010	December 31, 2009
Statements of Condition (at period end)
Investments[1]	$14,845,941	$16,347,941
Advances	19,368,329	22,253,629
Mortgage loans held for portfolio, net	4,172,906	3,333,784
Total assets	38,706,067	42,631,611
Deposits	1,209,952	1,068,757
Consolidated obligations, net[2]	35,225,977	39,111,634
Total liabilities	36,922,589	40,685,701
Total capital stock	1,454,396	1,602,696
Retained earnings	351,754	355,075
Total capital	1,783,478	1,945,910
Regulatory capital[3]	1,825,700	1,980,208

	Years Ending
	December 31,
	2010		2009
Statements of Income (for the period ending)
Interest income	$630,011		$834,176
Interest expense	380,135		575,165
Net interest income before loan loss provision	249,876		259,011
Provision for credit losses on mortgage loans	1,582		1,254
Net other-than-temporary impairment (losses) on held-to-maturity securities recognized in earnings[4]	(4,034)		(564)
Net gain (loss) on derivatives and hedging activities	(174,674)		111,462
Net gain (loss) on trading securities	14,425		(12,337)
Other income	9,780		9,460
Other expenses	48,090		43,586
Income before assessments	45,701		322,192
AHP assessments	3,766		26,353
REFCorp assessments	8,387		59,168
Total assessments	12,153		85,521
Net income	33,548		236,671
Weighted average dividend rate[5]	2.83	%	2.61%

[1]	Investments include held-to-maturity securities, trading securities, interest-bearing deposits and Federal funds sold.
[2]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.
[3]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[4]
During the year ended December 31, 2010, FHLBank recognized a total loss on other-than-temporarily impaired held-to-maturity securities (net of amounts reclassified to/from accumulated other comprehensive income) of $17.8 million, of which $4.0 million related to estimated credit losses (recognized in earnings). Losses in excess of estimated credit losses are recognized in accumulated other comprehensive income.

[5]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.